Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-148164, 333-132755, and 333-122825) and on Form S-3 (Nos. 333-149642, 333-132882, 333-135169, and 333-140737) of MMR Information Services, Inc (Formerly Favrille, Inc.) of our report dated February 26, 2008 with respect to the financial statements of Favrille, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
San Diego, California
April 13, 2009